As filed with the Securities and Exchange Commission on November 29, 2005
Registration No. 333

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1723043
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

717 N. Harwood Street
Suite 1500
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

ODYSSEY HEALTHCARE, INC.
2001 EQUITY-BASED COMPENSATION PLAN
(Full title of the plan)
W. Bradley Bickham
Vice President and General Counsel
Odyssey HealthCare, Inc.
717 N. Harwood Street
Suit 1500
Dallas, Texas 75201
(Name and address of agent for service)
(214) 245-3176
(Telephone number, including area code, of agent for service)
copy to:
P. Gregory Hidalgo
Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
(214) 220-7700

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum offering	maximum	Amount of
Title of securities	Amount to be	price per	aggregate	registration
to be registered (1)	registered	share (3)	offering price (3)	fee
Common Stock, $0.001 par value per share	2,468,106 shares (2)	$17.83	$44,006,329.98	$4,708.68

(1)	Each share of common stock registered hereunder includes an associated preferred stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred stock purchase rights are not exercisable, are evidenced by certificates representing the common stock and may be transferred only with the common stock. No separate consideration is payable for the preferred stock purchase rights, and no additional registration fee is payable with respect to such preferred stock purchase rights.

(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low trading prices reported on The Nasdaq National Market on November 25, 2005.

PART II
SIGNATURES
EXHIBIT INDEX
Opinion of Vinson & Elkins L.L.P.
Consent of Ernst & Young LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of common stock, $0.001 par value per share, of Odyssey HealthCare, Inc. (the “Company”) that may be issued under the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (the “Plan”). The contents of the Company’s Form S-8 Registration Statement filed on November 7, 2001 (File Number 333-72888), relating to the Plan are hereby incorporated by reference into this Registration Statement.
Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission (the “Commission”), each of the following exhibits is filed herewith:

4.1	—	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on August 2, 2001, and incorporated herein by reference).

4.2	—	Second Amended and Restated Registration Rights Agreement, dated July 1, 1998, by and among Odyssey HealthCare, Inc. and the security holders named therein (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on December 8, 2000, and incorporated herein by reference).

4.3	—	Rights Agreement (the “Rights Agreement”) dated November 5, 2001, between Odyssey HealthCare, Inc. and Rights Agent (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on December 8, 2001, and incorporated herein by reference).

4.4	—	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement (Exhibit 4.3 hereto)).

4.5	—	Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.6 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001, and incorporated herein by reference).

4.5.1	—	First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File Number 000-33267) filed with the Commission on May 5, 2005, and incorporated herein by reference).

4.5.2	—	Second Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.2 to the Company’s

Form 10-Q (File Number 000-33267) filed with the Commission on August 8, 2005, and incorporated herein by reference).

5.1	—	Opinion of Vinson & Elkins L.L.P.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature pages of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 29, 2005.

ODYSSEY HEALTHCARE, INC.
By:	/s/ Robert A. Lefton
Robert A. Lefton
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Lefton, Douglas B. Cannon and W. Bradley Bickham and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre- and post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Lefton Robert A. Lefton	Director, President and Chief Executive Officer (Principal Executive Officer)	November 29, 2005

/s/ Douglas B. Cannon Douglas B. Cannon	Senior Vice President, Chief Financial Officer, Assistant Secretary and Treasurer (Principal Financial and Accounting Officer)	November 29, 2005

/s/ Richard R. Burnham	Director	November 29, 2005

Richard R. Burnham

/s/ John K. Carlyle	Director	November 29, 2005

John K. Carlyle

/s/ David W. Cross	Director	November 29, 2005

David W. Cross

/s/ Paul J. Feldstein	Director	November 29, 2005

Paul J. Feldstein

/s/ Woodrin Grossman	Director	November 29, 2005

Woodrin Grossman

/s/ Martin S. Rash	Director	November 29, 2005

Martin S. Rash

/s/ Shawn S. Schabel	Director	November 29, 2005

Shawn S. Schabel

/s/ David L. Steffy	Director	November 29, 2005

David L. Steffy

EXHIBIT INDEX

4.1	—	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on August 2, 2001, and incorporated herein by reference).

4.2	—	Second Amended and Restated Registration Rights Agreement, dated July 1, 1998, by and among Odyssey HealthCare, Inc. and the security holders named therein (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on December 8, 2000, and incorporated herein by reference).

4.3	—	Rights Agreement (the “Rights Agreement”) dated November 5, 2001, between Odyssey HealthCare, Inc. and Rights Agent (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A as filed with the Commission on December 8, 2001, and incorporated herein by reference).

4.4	—	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement (Exhibit 4.3 hereto)).

4.5	—	Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.6 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-51522) as filed with the Commission on September 13, 2001, and incorporated herein by reference).

4.5.1	—	First Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File Number 000-33267) filed with the Commission on May 5, 2005, and incorporated herein by reference).

4.5.2	—	Second Amendment to the Odyssey HealthCare, Inc. 2001 Equity-Based Compensation Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (File Number 000-33267) filed with the Commission on August 8, 2005, and incorporated herein by reference).

5.1	—	Opinion of Vinson & Elkins L.L.P.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature pages of this Registration Statement).